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                           CONSENT OF INDEPENDENT AUDITORS

         We consent to the use of our report dated June 30, 1997, accompanying the financial statements of the Dean Witter Select Equity Trust, Select Global Series 97-4, Select Global 30 Portfolio 97-4, included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.

                                                 Deloitte & Touche LLP
                                                 Deloitte & Touche LLP


June 30, 1997
New York, New York